UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 8, 2009
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18338	33-0121984
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20202 Windrow Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 206-2700
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On October 8, 2008, Kimberly-Clark Corporation, a Delaware corporation (“K-C”), Boxer Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of K-C (“Merger Sub”), and I-Flow Corporation, a Delaware corporation (“I-Flow” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
     The Merger Agreement provides that, on the terms and subject to the conditions thereof, Merger Sub will, within seven business days of the date of the Merger Agreement, commence a tender offer (the “Offer”) to purchase all of the outstanding shares of I-Flow common stock, $0.001 par value (the “Shares”), for $12.65 in cash per Share (the “Offer Price”). The Board of Directors of each of K-C, Merger Sub and
I-Flow has unanimously approved the Merger Agreement and the transactions contemplated thereby.
     Following a successful consummation of the Offer, Merger Sub will merge with and into I-Flow, with I-Flow surviving as a wholly owned subsidiary of K-C (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held in treasury by I-Flow or owned by K-C or Merger Sub, and other than Shares as to which appraisal rights have been perfected in accordance with applicable law) will be canceled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.
     At the effective time of the Merger, (i) each outstanding stock option under I-Flow’s equity incentive plans, whether vested or unvested, will be canceled, and in exchange each holder thereof will receive an amount in cash equal to the excess (if any) of the Offer Price over the exercise price per Share, multiplied by the number of Shares subject to such stock option; (ii) each restricted stock unit under I-Flow’s equity incentive plans that is outstanding will be canceled, and in exchange each holder thereof will receive an amount in cash equal to the product of the Offer Price and the number of restricted stock units; and (iii) all unvested restricted stock granted under I-Flow’s equity incentive plans will vest and thereafter be canceled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.
     Upon the consummation of the Offer, vesting of all of the unvested stock options, restricted stock units and restricted stock held by the Company’s named executive officers will accelerate, pursuant to the previously disclosed Agreements Re: Change in Control by and between each of them and I-Flow dated as of June 21, 2001, as amended.
     Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) at least a majority of outstanding Shares on a fully diluted basis being tendered into the Offer, (ii) the expiration or termination of waiting periods under applicable antitrust laws and (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement). The Offer is not subject to a financing condition.
     The Offer will initially expire at midnight, New York City time, on the 20th business day from the commencement thereof. However, until such time as the applicable conditions in the Merger Agreement have been satisfied, the Offer may be extended by either I-Flow or Merger Sub for up to 120 calendar days after commencement (the “Outside Date”), in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Additionally, the Outside Date may be extended pursuant to the Merger Agreement for 30 calendar days if the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not expired or been terminated, and up to an incremental 120 calendar days if the waiting periods under applicable foreign antitrust laws have not expired or been terminated.
     Consummation of the Merger is subject to customary conditions, including, if required under Delaware law, approval of the Merger Agreement by I-Flow’s stockholders. The parties have agreed that, if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any Shares purchased pursuant to the Top-Up Option described in the next paragraph, Merger

Sub owns at least 90% of the outstanding Shares, then provided that the other conditions of the Merger have been satisfied or waived, Merger Sub will merge into I-Flow in a “short-form” merger pursuant to the applicable provisions of Delaware law, which will not require the approval of I-Flow’s stockholders other than Merger Sub.
     In the Merger Agreement, I-Flow has granted to Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, a number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by K-C or Merger Sub at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the fully diluted Shares (after giving effect to the issuance of all Shares subject to the Top-Up Option); provided that the Top-Up Option shall not be exercisable for a number of Shares in excess of I-Flow’s authorized and unissued Shares on a fully diluted basis. Merger Sub may exercise the Top-Up Option during the 20 business day period following the consummation of the Offer.
     In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of Shares pursuant to the Offer, K-C will be entitled to designate a number of directors, rounded up to the next whole number, on I-Flow’s Board of Directors and committees thereof equal to the product of (i) the total number of directors on I-Flow’s Board of Directors or a committee thereof, as applicable, and (ii) the percentage that the number of Shares beneficially owned by K-C and/or Merger Sub bears to the number of Shares then outstanding.
     The Merger Agreement contains customary representations and warranties by K-C, Merger Sub and I-Flow. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of I-Flow and its subsidiaries between signing of the Merger Agreement and closing of the Merger, solicitation of alternative acquisition proposals by I-Flow, governmental filings and approvals, and other matters.
     The Merger Agreement and the Offer may be terminated under certain customary circumstances by K-C and/or I-Flow, including if the Offer is not consummated on or before the Outside Date (as it may be extended as described above). The Merger Agreement provides for a termination fee and/or expenses of up to approximately $12.8 million, payable by I-Flow to K-C, if the Merger Agreement is terminated under certain circumstances.
     Within five business days of the date of the Merger Agreement, I-Flow will effect an amendment to the Rights Agreement, dated as of March 8, 2002, by and between I-Flow and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), in order to render the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement and to cause the Rights Agreement to terminate upon consummation of the Merger.
     The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about I-Flow, K-C or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in I-Flow’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of I-Flow, K-C or Merger Sub or any of their respective subsidiaries or affiliates.
     In connection with the transactions contemplated by the Merger Agreement, all directors and executive officers of I-Flow have entered into a Tender and Support Agreement with K-C (the “Tender and Support Agreement”) whereby the directors and executive officers have agreed to tender their Shares in the Offer, subject to certain terms and conditions.
     The foregoing description of the Merger Agreement and Tender and Support Agreement are qualified in their entirety by reference to the full texts thereof, which are attached hereto as Exhibit 2.1 and Exhibit 99.2, respectively, and incorporated herein by reference. The press release announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Additional Information
     In connection with the Offer, K-C intends to file a Schedule TO with the SEC, and I-Flow intends to file a Solicitation/Recommendation Statement on Schedule 14D-9. Such documents are not currently available. When these documents become available, I-Flow stockholders are urged to read them carefully before making any decisions, as they will contain important information about the transaction. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as well as other filings containing information about K-C and I-Flow, without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. A free copy of the Schedule 14D-9, when it becomes available, may also be obtained from I-Flow.
Forward-Looking Statements
     Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this report that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K for the year ended December 31, 2008, 10-Q and 8-K and other reports that are periodically filed with the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: the risk that the Offer or the Merger will not be consummated; the risk that the Company’s business will be adversely impacted during the pendency of the Offer and the Merger, whether as a result of announcement of the Offer or otherwise; physician acceptance of infusion-based therapeutic regimens; potential inadequacy of insurance to cover existing and future product liability claims; implementation of the Company’s direct sales strategy; successful integration of the Company’s acquisition of AcryMed Incorporated and further development and commercialization of AcryMed’s technologies; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues, including those related to the recent FDA warning letter; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves (including those related to the chondrolysis litigation); future impairment write-downs; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this report or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 8, 2009, by and among Kimberly-Clark Corporation, Boxer Acquisition, Inc. and I-Flow Corporation

99.1	Press Release, dated as of October 9, 2009

99.2	Support and Tender Agreement, dated as of October 8, 2009, by and between Kimberly-Clark Corporation, Boxer Acquisition, Inc. and the I-Flow directors and officers identified therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-FLOW CORPORATION
Date: October 9, 2009	By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 8, 2009, by and among Kimberly-Clark Corporation, Boxer Acquisition, Inc. and I-Flow Corporation

99.1	Press Release, dated as of October 9, 2009

99.2	Support and Tender Agreement, dated as of October 8, 2009, by and between Kimberly-Clark Corporation, Boxer Acquisition, Inc. and the I-Flow directors and officers identified therein